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                                                                     EXHIBIT 5.1

                         [FedEx Corporation letterhead]

April 16, 2002

FedEx Corporation
942 South Shady Grove Road
Memphis, Tennessee 38120

Ladies and Gentlemen:

         I am the Executive Vice President, General Counsel and Secretary of FedEx Corporation, a Delaware corporation ("FedEx"), and have acted as such in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") and the prospectus contained therein (the "Prospectus") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, by FedEx of the following securities with an aggregate initial public offering price of up to $1 billion:

         (i) FedEx's debt securities (the "Debt Securities"), together with the guarantees thereof (the "Guarantees") by the guarantors described in the Registration Statement (the "Guarantors"), to be issued in one or more series pursuant to an indenture (as amended or supplemented from time to time, the "Indenture") to be entered into among FedEx, the Guarantors and a trustee to be selected by FedEx; and

         (ii) FedEx's common stock, par value $0.10 per share (the "Common Stock," and collectively with the Debt Securities and the Guarantees, the "Securities").

         In connection with the opinions expressed below, I or attorneys under my supervision have examined originals, or copies certified to my satisfaction, of such agreements, documents, certificates and statements of government officials and other papers as we have deemed necessary or advisable as a basis for such opinions. In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies. I or attorneys under my supervision also have examined the form of Indenture to be filed with the Commission as Exhibit 4.3 to the Registration Statement.

         Based upon the foregoing, it is my opinion that:

         1.       With respect to the Debt Securities and the Guarantees, when:

                  (a) the Indenture and any supplemental indentures thereto have been duly authorized, executed and delivered by FedEx, the Guarantors and the trustee;

                  (b) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act");

                  (c) the trustee under the Indenture has been qualified under the Trust Indenture Act and a Form T-1 has been filed with the Commission;

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                  (d)      all necessary corporate action to approve the
                           issuance of and establish the final terms of the Debt Securities and the Guarantees, the terms of the offering and related matters has been taken;

                  (e) the Debt Securities (with the Guarantees endorsed thereon) have been duly executed and authenticated in accordance with the terms of the Indenture; and

                  (f) the Debt Securities have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement, upon payment of the consideration therefor provided for therein, the Debt Securities and the Guarantees will be legally issued and the valid and binding obligations of FedEx and the Guarantors, respectively, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and by general equitable principles.

         2.       With respect to the Common Stock, when:

                  (a) all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters has been taken; and

                  (b) the shares of Common Stock have been issued and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement, upon payment of the consideration therefor provided for therein, or (ii) upon conversion or exchange of any of the Debt Securities, in accordance with the terms of such Debt Securities and the Indenture, the shares of Common Stock will be legally and validly issued, fully paid and nonassessable, PROVIDED THAT the consideration therefor is not less than the par value of the Common Stock.

         In connection with the opinions expressed above, I have assumed that at or prior to the time of the delivery of any such Security, (a) the Registration Statement, and any amendments thereto (including post-effective amendments), and any additional registration statement filed under Rule 462 under the Securities Act will have been declared effective and such effectiveness will not have been terminated or rescinded; (b) a supplement to the Prospectus will have been prepared and filed with the Commission describing the Securities offered thereby; (c) the authorization applicable to such Security will not have been modified or rescinded; and (d) there shall not have occurred any change in law affecting the validity or enforceability of such Security. I also have assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by FedEx or any Guarantor with the applicable terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon FedEx or any such Guarantor, or any restriction imposed by any court or governmental body having jurisdiction over FedEx or any such Guarantor.


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         I do not find it necessary for purposes of this opinion and, accordingly, do not purport to cover herein the application of the "Blue Sky" or securities laws of the various states to the sales of the Securities.

         I am qualified to practice law in the State of Tennessee and I do not purport to be an expert on, or to express any opinion herein concerning, any laws other than the laws of the State of Tennessee, the Delaware General Corporation Law and the federal laws of the United States.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Legal Matters" in the Prospectus and in any subsequently filed supplements to the Prospectus. In giving such consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                   Sincerely,

                                   FEDEX CORPORATION


                                   /s/ Kenneth R. Masterson

                                   Kenneth R. Masterson
                                   Executive Vice President, General Counsel and Secretary



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